DALE MATHESON
CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS

Partnership of:
Robert J. Burkart, Inc.
Alvin F. Dale, Ltd.
Wilfred A. Jacobson, Inc.
Robert J. Matheson, Inc.
Brian A. Shaw, Inc.
James F. Carr-Hilton, Ltd.
Peter J. Donaldson, Inc.
Reginald J. LaBonte, Ltd.
Fraser G. Ross, Ltd.
Anthony L. Soda, Inc.

February 9, 2006

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.,
Washington DC 20549

Re: Enterra Systems Inc, SB-2 Registration Statement

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated February 9, 2006, of the following:

- Our report to the Stockholders and Board of Directors of Enterra Systems Inc. dated February 8, 2006 on the financial statements of the Company as at October 31, 2005 and 2004, the related statements of operations, stockholders' deficit and cash flows for each of the three years ended October 31, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

Dale Matheson Carr-Hilton LaBonte

Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia

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